UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

CERULEAN PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01. Regulation FD Disclosure

As previously announced, Cerulean Pharma Inc., a Delaware corporation (“Cerulean”), entered into an asset purchase agreement (the “Novartis APA”) with Novartis Institutes for BioMedical Research, Inc., a Delaware corporation (“Novartis”), and into a stock purchase agreement (the “Daré SPA”) with Daré Bioscience, Inc., a Delaware corporation (“Daré”), and the holders of capital stock and securities convertible into capital stock of Daré named therein.

As of the date of this Form 8-K, based on Cerulean’s 2017 operating plan and its estimates as of the date of this Form 8-K regarding its rate of cash expenditures, Cerulean estimates that its cash and cash equivalents as of June 30, 2017, assuming it has not consummated the transactions contemplated under either the Novartis APA or the Daré SPA (the “Daré Transaction”), will be between $4 million and $6 million. In the event that the Daré Transaction does not close, Cerulean’s Board of Directors may elect to, among other things, dissolve the company and liquidate its assets whether under Title 7 or Title 11 of the United States Code or otherwise. If the Cerulean Board of Directors decides to dissolve and liquidate its assets, it would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, prior to any distribution to stockholders. There can be no assurances as to the amount or timing of available cash left to distribute to Cerulean stockholders, if any, after Cerulean pays its debts and other obligations and sets aside funds for reserves. Cerulean expects that the amount of cash left, if any, to distribute to Cerulean stockholders would be materially less than the expected cash and cash equivalents amounts set forth herein as of June 30, 2017.

The information in this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note on Forward-Looking Statements

Any statements herein about future expectations, plans and prospects for the Company, including statements about the expected timing and consummation of the transactions described herein, future cash and cash equivalents balances, the Company’s strategy and future operations and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: actual cash expenditures and/or liabilities, turnover resulting from changes in the Company’s management, and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 31, 2017, and in other filings that we make with the SEC. In addition, the forward-looking statements included herein represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: April 17, 2017	By:	/s/ Christopher D.T. Guiffre

Christopher D.T. Guiffre
President and Chief Executive Officer